UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2016 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 14, 2016, the Board of Directors (the “Board”) of athenahealth, Inc. (“athenahealth”) appointed Thomas J. Szkutak to the Board. Mr. Szkutak was appointed to fill an existing vacancy in Class II of the Board and will serve for a term ending on the date of athenahealth's 2018 annual meeting of shareholders following the fiscal year ending December 31, 2017, and until his successor is duly elected and qualified, or until his earlier resignation, death, or removal. Mr. Szkutak will serve on the compensation and nominating and corporate governance committees of the Board.

Mr. Szkutak will receive athenahealth’s standard non-employee director cash and equity compensation. He will receive a $20,000 annual retainer paid in quarterly installments, $3,000 for each board or committee meeting attended in-person, $1,000 for each board or committee call or in-person meeting attended by phone, and an annual equity award of restricted stock units having a value of $225,000. In connection with his appointment, on July 1, 2016, Mr. Szkutak will receive a pro-rated annual equity award of restricted stock units with a fair market value of $160,274, calculated using the closing market price of athenahealth common stock on the NASDAQ Global Select Market on July 1, 2016, which award will vest in full on March 1, 2017. Mr. Szkutak will enter into athenahealth’s standard form of indemnification agreement.

A copy of the press release announcing the appointment of Mr. Szkutak is attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of athenahealth held on June 14, 2016 (the “Annual Meeting”), athenahealth’s shareholders voted on the following matters: (1) to elect two directors, Dev Ittycheria and John A. Kane, to serve as Class III directors for a term of three years and until their successors are duly elected and qualified, subject to their earlier resignation or removal; (2) to ratify the appointment of Deloitte & Touche LLP as athenahealth’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (3) to hold an advisory vote to approve the compensation of our named executive officers for fiscal year 2015.

The votes cast by athenahealth shareholders on each of the foregoing proposals were as follows:

Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Dev Ittycheria	36,039,256	210,853	1,985,186
John A. Kane	36,221,937	28,172	1,985,186
Additionally, Amy Abernethy, Jonathan Bush, Brandon Hull, Jacqueline Kosecoff, and David E. Robinson continued to serve as directors after the Annual Meeting, as well as athenahealth's newly appointed director, Thomas Szkutak.

	For	Against	Abstentions	Broker Non-Votes
Proposal 2 - Ratification of Appointment of Independent Auditors	38,029,596	187,835	17,864	—

Proposal 3 - Advisory Vote on Executive Compensation	31,732,569	4,445,343	72,197	1,985,186

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 15, 2016	/s/ DAN HALEY
Dan Haley
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on June 15, 2016.